Exhibit 99.1

Tenet Reports Third Quarter 2023 Results;
Raises 2023 Outlook
•Net income from continuing operations available to common shareholders in third quarter 2023 was $101 million, or $0.94 per diluted share

•Adjusted diluted earnings per share from continuing operations1 was $1.44 in third quarter 2023

•Consolidated Adjusted EBITDA1 in third quarter 2023 was $854 million, including $3 million of grant income

•Third quarter 2023 Ambulatory Care Adjusted EBITDA of $370 million increased 16.0% over third quarter 2022

•Same-facility system-wide ambulatory surgical cases increased 4.1% versus third quarter 2022; Same-hospital admissions increased 0.6% versus third quarter 2022, with non-Covid admissions up 4.5%

•Net cash provided by operating activities was $503 million in third quarter 2023 and free cash flow was $327 million

•FY 2023 Adjusted EBITDA Outlook increased, now expected to be in the range of $3.365 billion to $3.465 billion

DALLAS — October 30, 2023 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended September 30, 2023.

"Sustained same facility revenue growth and effective cost controls drove strong performance in both our ambulatory care and hospital segments in the third quarter," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "Our steadfast commitment to operating discipline and strategic focus fortify our care capabilities and position us for future growth."

Tenet’s results for third quarter 2023 versus third quarter 2022 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share results)	2023	2022	2023	2022
Net operating revenues	$5,066	$4,801	$15,169	$14,184
Net income available to Tenet common shareholders from continuing operations	$101	$131	$367	$308
Net income available to Tenet common shareholders from continuing operations per diluted share	$0.94	$1.16	$3.41	$2.81
Adjusted EBITDA[1] excluding grant income	$851	$787	$2,515	$2,418
Adjusted EBITDA[1]	$854	$841	$2,529	$2,572
Adjusted diluted earnings per share from continuing operations[1]	$1.44	$1.42	$4.30	$4.80

•Net income from continuing operations available to the Company’s common shareholders in the third quarter 2023 was $101 million, or $0.94 per diluted share, versus $131 million, or $1.16 per diluted share, in third quarter 2022.

•Third quarter 2023 included COVID-related stimulus grant income of $3 million pre-tax ($2 million after-tax, or $0.02 per diluted share) versus $54 million pre-tax ($41 million after-tax, or $0.37 per diluted share) in third quarter 2022.

•The Company recognized additional income tax expense for the three months ended September 30, 2023 of approximately $16 million, or $0.15 per diluted share, and $40 million, or $0.36 per diluted share for the three months ended September 30, 2022, as a result of interest expense limitation tax regulations.

•Adjusted EBITDA1 excluding grant income in third quarter 2023 was $851 million compared to $787 million in third quarter 2022, reflecting strong volume growth in our Ambulatory Care and Hospital Operations segments, improved contract labor costs, and the recognition of $7 million of income from cybersecurity insurance proceeds. The Company believes this strong volume growth is due in part to patient care deferred as a result of the pandemic. Third quarter 2022 results included a $45 million gain on the sale of a substantial portion of the Company's interest in assets of a group purchasing organization.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the nine months ended September 30, 2023 were $1.550 billion versus $662 million for the nine months ended September 30, 2022 (or $1.542 billion excluding $880 million of repayments associated with Medicare advances).

•The Company produced free cash flow1 of $1.007 billion for the nine months ended September 30, 2023 versus $190 million for the nine months ended September 30, 2022 (or $1.070 billion excluding the repayment of Medicare advances).

•In the nine months ended September 30, 2023, the Company repurchased 1,485,983 shares of common stock for $90 million.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 4.08x at September 30, 2023 compared to 4.14x at June 30, 2023 and 4.10x at December 31, 2022.

•The Company had no outstanding borrowings on its $1.5 billion line of credit as of September 30, 2023.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of September 30, 2023, USPI had interests in 457 ambulatory surgery centers (316 consolidated) and 24 surgical hospitals (eight consolidated) in 35 states. For all periods prior to June 30, 2022, the Company owned 95% of the voting stock of USPI and now owns 100%.

	Three Months Ended September 30,		Nine Months Ended September 30,
Ambulatory segment results ($ in millions)	2023	2022	2023	2022
Revenues
Net operating revenues	$941	$806	$2,788	$2,315
Same-facility system-wide net patient service revenues[2]	$1,703	$1,578	$5,055	$4,637
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	4.1%	—%	6.2%	2.4%
Same-facility system-wide surgical cases on same-business day basis[2]	5.8%	—%	6.8%	1.9%
Adjusted EBITDA, Margins and Noncontrolling Interest (NCI)
Adjusted EBITDA excluding grant income	$370	$319	$1,079	$916
Adjusted EBITDA	$370	$319	$1,080	$920
Adjusted EBITDA margin excluding grant income	39.3%	39.6%	38.7%	39.6%
Adjusted EBITDA margin	39.3%	39.6%	38.7%	39.7%
Adjusted EBITDA less facility-level NCI excluding grant income	$233	$208	$678	$603
Adjusted EBITDA less facility-level NCI	$233	$208	$678	$605
Adjusted EBITDA less total NCI excluding grant income	$233	$208	$678	$594
Adjusted EBITDA less total NCI	$233	$208	$678	$596

•Third quarter 2023 net operating revenues increased 16.7% compared to third quarter 2022 driven by strong same-facility net surgical case growth, acquisitions and opening of de novo facilities, service line growth and improved pricing yield.

•Surgical business same-facility system-wide net patient service revenues increased 7.9% in third quarter 2023 compared to third quarter 2022, with cases up 4.1% and net revenue per case up 3.7%.

•Third quarter 2023 Adjusted EBITDA increased 16.0% relative to third quarter 2022, due to strong same-facility system-wide surgical case growth, contributions from acquisitions and de novo facilities, and improved pricing yield.

Hospital Operations and Other (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices.

	Three Months Ended September 30,		Nine Months Ended September 30,
Hospital segment results ($ in millions)	2023	2022	2023	2022
Revenues
Net operating revenues (prior to inter-segment eliminations)	$3,919	$3,778	$11,740	$11,221
Grant income	$3	$54	$13	$150
Same-hospital net patient service revenues[3]	$3,575	$3,453	$10,711	$10,302
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	0.6%	(5.3)%	2.6%	(6.1)%
Adjusted admissions[4]	0.4%	(0.7)%	3.3%	(2.5)%
Outpatient visits (including outpatient ER visits)	(2.0)%	(6.9)%	(1.0)%	(5.5)%
Emergency Room visits (inpatient and outpatient)	(0.9)%	(4.1)%	1.3%	3.8%
Hospital surgeries	(0.7)%	(3.6)%	0.5%	(4.1)%
Adjusted EBITDA
Adjusted EBITDA excluding grant income	$398	$378	$1,181	$1,227
Adjusted EBITDA	$401	$432	$1,194	$1,377
Adjusted EBITDA margin excluding grant income	10.2%	10.0%	10.1%	10.9%
Adjusted EBITDA margin	10.2%	11.4%	10.2%	12.3%

•Third quarter 2023 net operating revenues increased 3.7% from third quarter 2022 primarily due to increased adjusted admissions and improved pricing yield.

•Same-hospital net patient service revenue per adjusted admission increased 3.2% year-over-year for third quarter 2023 primarily due to improved pricing yield and our focus on growing higher acuity services. COVID admissions were 2% of total admissions in the third quarter 2023 versus 6% in the third quarter 2022. Third quarter non-COVID inpatient admissions increased 4.5% over third quarter 2022.

•Adjusted EBITDA excluding grant income in third quarter 2023 was $398 million compared to $378 million in third quarter 2022, reflecting strong non-COVID adjusted admissions growth and improved contract labor costs, and the recognition of $7 million of income from cybersecurity insurance proceeds, partially offset by higher other operating expenses. Third quarter 2022 results included a $45 million gain on the sale of a substantial portion of the Company's interest in assets of a group purchasing organization and $6 million of income from cybersecurity insurance proceeds.

Conifer Segment

Tenet’s Conifer business segment provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions to hospitals, health systems, physician practices, employers, and other clients.

	Three Months Ended September 30,		Nine Months Ended September 30,
Conifer segment results ($ in millions)	2023	2022	2023	2022
Net operating revenues	$315	$333	$962	$990
Adjusted EBITDA	$83	$90	$255	$275
Adjusted EBITDA margin	26.3%	27.0%	26.5%	27.8%

•Third quarter 2023 net operating revenues and Adjusted EBITDA declined compared to third quarter 2022 primarily reflecting previously announced contract changes with Tenet hospitals and client divestitures.

2023 Outlook1

Tenet’s Outlook for full year 2023 (consolidated and by segment) and fourth quarter 2023 follows:

CONSOLIDATED ($ in millions, except per share amounts)	FY 2023 Outlook	Fourth Quarter 2023 Outlook
Net operating revenues	$20,300 to $20,500	$5,131 to $5,331
Net income from continuing operations available to Tenet common stockholders	$456 to $541	$89 to $174
Adjusted EBITDA	$3,365 to $3,465	$836 to $936
Adjusted EBITDA margin	16.6% to 16.9%	16.3% to 17.6%
Diluted income per common share from continuing operations	$4.25 to $5.06	$0.83 to $1.64
Adjusted net income from continuing operations	$580 to $645	$119 to $184
Adjusted diluted earnings per share from continuing operations	$5.43 to $6.05	$1.12 to $1.74
Equity in earnings of unconsolidated affiliates	$205 to $225	$50 to $70
Depreciation and amortization	$870 to $890	$216 to $236
Interest expense	$895 to $905	$221 to $231
Income tax expense[5]	$320 to $335	$77 to $92
Net income available to NCI	$675 to $695	$187 to $207
Weighted average diluted common shares	~105 million	~105 million
NCI cash distributions	$565 to $605
Net cash provided by operating activities	$1,800 to $2,075
Adjusted net cash provided by operating activities	$1,950 to $2,200
Capital expenditures	$675 to $725
Free cash flow	$1,125 to $1,350
Adjusted free cash flow – continuing operations	$1,275 to $1,475

Ambulatory Segment ($ in millions)	FY 2023 Outlook
Net operating revenues	$3,790 to $3,840
Adjusted EBITDA	$1,505 to $1,535
Total NCI (Facility level)	$560 to $570
Adjusted EBITDA less total NCI	$945 to $965
Changes versus prior year[6]:
Surgical cases volumes	Up 5.0% to 6.0%
Net revenues per surgical case	Up 2.0% to 3.0%

Hospital Segment ($ in millions)	FY 2023 Outlook
Net operating revenues (prior to inter-segment eliminations)	$15,675 to $15,795
Adjusted EBITDA	$1,530 to $1,590
NCI	$25 to $30
Changes versus prior year[6]:
Inpatient admissions	Up 2.0% to 3.0%
Adjusted admissions	Up 2.5% to 3.5%

Conifer Segment ($ in millions)	FY 2023 Outlook
Net operating revenues	$1,270 to $1,300
Adjusted EBITDA	$330 to $340
NCI	$90 to $95

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s third quarter 2023 results in a webcast scheduled for 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on October 30, 2023. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on October 30, 2023.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the impact of the COVID-19 pandemic, and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our fourth quarter and full year 2023 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2023, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2022 through September 30, 2023. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 480 ambulatory surgery centers and surgical hospitals. We also operate 61 acute care and specialty hospitals, approximately 110 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Third Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended September 30,
	2023	%	2022	%	Change
Net operating revenues	$5,066	100.0%	$4,801	100.0%	5.5%
Grant income	3	0.1%	54	1.1%	(94.4)%
Equity in earnings of unconsolidated affiliates	51	1.0%	51	1.1%	—%
Operating expenses:
Salaries, wages and benefits	2,288	45.2%	2,230	46.4%	2.6%
Supplies	877	17.3%	817	17.0%	7.3%
Other operating expenses, net	1,101	21.7%	1,018	21.3%	8.2%
Depreciation and amortization	224	4.5%	209	4.4%
Impairment and restructuring charges, and acquisition-related costs	47	0.9%	24	0.5%
Litigation and investigation costs	14	0.3%	12	0.2%
Net losses on sales, consolidation and deconsolidation of facilities	1	—%	—	—%
Operating income	568	11.2%	596	12.4%
Interest expense	(227)		(222)
Other non-operating income, net	4		6
Income from continuing operations, before income taxes	345		380
Income tax expense	(79)		(112)
Net income	266		268
Less: Net income available to noncontrolling interests	165		137
Net income available to Tenet Healthcare Corporation common shareholders	$101		$131
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.99		$1.21
Diluted
Continuing operations	$0.94		$1.16
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,544		107,923
Diluted	104,425		109,888

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Nine Months Ended September 30,
	2023	%	2022	%	Change
Net operating revenues	$15,169	100.0%	$14,184	100.0%	6.9%
Grant income	14	0.1%	154	1.1%	(90.9)%
Equity in earnings of unconsolidated affiliates	155	1.0%	151	1.1%	2.6%
Operating expenses:
Salaries, wages and benefits	6,831	45.0%	6,538	46.1%	4.5%
Supplies	2,659	17.5%	2,413	17.0%	10.2%
Other operating expenses, net	3,319	21.9%	2,966	20.9%	11.9%
Depreciation and amortization	654	4.3%	628	4.4%
Impairment and restructuring charges, and acquisition-related costs	84	0.6%	97	0.7%
Litigation and investigation costs	28	0.2%	50	0.4%
Net gains on sales, consolidation and deconsolidation of facilities	(12)	(0.1)%	—	—%
Operating income	1,775	11.7%	1,797	12.7%
Interest expense	(674)		(671)
Other non-operating income, net	8		6
Loss from early extinguishment of debt	(11)		(109)
Income from continuing operations, before income taxes	1,098		1,023
Income tax expense	(243)		(297)
Income from continuing operations, before discontinued operations	855		726
Income from discontinued operations	—		1
Net income	855		727
Less: Net income available to noncontrolling interests	488		418
Net income available to Tenet Healthcare Corporation common shareholders	$367		$309
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$367		$308
Income from discontinued operations, net of tax	—		1
Net income available to Tenet Healthcare Corporation common shareholders	$367		$309
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$3.60		$2.86
Discontinued operations	—		0.01
	$3.60		$2.87
Diluted
Continuing operations	$3.41		$2.81
Discontinued operations	—		0.01
	$3.41		$2.82
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,869		107,732
Diluted	105,021		112,288

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,054	$858
Accounts receivable	2,897	2,943
Inventories of supplies, at cost	413	405
Assets held for sale	140	—
Other current assets	1,855	1,775
Total current assets	6,359	5,981
Investments and other assets	3,152	3,147
Deferred income taxes	4	19
Property and equipment, at cost, less accumulated depreciation and amortization	6,260	6,462
Goodwill	10,415	10,123
Other intangible assets, at cost, less accumulated amortization	1,400	1,424
Total assets	$27,590	$27,156

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$141	$145
Accounts payable	1,202	1,504
Accrued compensation and benefits	787	778
Professional and general liability reserves	264	255
Accrued interest payable	273	213
Liabilities held for sale	17	—
Contract liabilities	86	110
Other current liabilities	1,662	1,471
Total current liabilities	4,432	4,476
Long-term debt, net of current portion	14,901	14,934
Professional and general liability reserves	787	790
Defined benefit plan obligations	327	331
Deferred income taxes	278	217
Other long-term liabilities	1,684	1,800
Total liabilities	22,409	22,548
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,303	2,149
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,818	4,778
Accumulated other comprehensive loss	(176)	(181)
Accumulated deficit	(436)	(803)
Common stock in treasury, at cost	(2,750)	(2,660)
Total shareholders’ equity	1,464	1,142
Noncontrolling interests	1,414	1,317
Total equity	2,878	2,459
Total liabilities and equity	$27,590	$27,156

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Nine Months Ended
	September 30,
	2023	2022
Net income	$855	$727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	654	628
Deferred income tax expense	75	208
Stock-based compensation expense	48	47
Impairment and restructuring charges, and acquisition-related costs	84	97
Litigation and investigation costs	28	50
Net gains on sales, consolidation and deconsolidation of facilities	(12)	—
Loss from early extinguishment of debt	11	109
Equity in earnings of unconsolidated affiliates, net of distributions received	5	14
Amortization of debt discount and debt issuance costs	25	23
Pre-tax income from discontinued operations	—	(1)
Net gains from the sale of investments and long-lived assets	(25)	(115)
Other items, net	(1)	12
Changes in cash from operating assets and liabilities:
Accounts receivable	31	(39)
Inventories and other current assets	(49)	89
Income taxes	(46)	(59)
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(38)	(942)
Other long-term liabilities	10	(28)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(105)	(157)
Net cash used in operating activities from discontinued operations, excluding income taxes	—	(1)
Net cash provided by operating activities	1,550	662
Cash flows from investing activities:
Purchases of property and equipment	(543)	(472)
Purchases of businesses or joint venture interests, net of cash acquired	(110)	(224)
Proceeds from sales of facilities and other assets	38	209
Proceeds from sales of marketable securities, long-term investments and other assets	40	61
Purchases of marketable securities and equity investments	(54)	(68)
Other items, net	(7)	(8)
Net cash used in investing activities	(636)	(502)
Cash flows from financing activities:
Repayments of borrowings	(1,478)	(2,786)
Proceeds from borrowings	1,368	2,020
Repurchases of common stock	(90)	—
Debt issuance costs	(16)	(24)
Distributions paid to noncontrolling interests	(425)	(432)
Proceeds from the sale of noncontrolling interests	37	16
Purchases of noncontrolling interests	(127)	(61)
Other items, net	13	(49)
Net cash used in financing activities	(718)	(1,316)
Net increase (decrease) in cash and cash equivalents	196	(1,156)
Cash and cash equivalents at beginning of period	858	2,364
Cash and cash equivalents at end of period	$1,054	$1,208
Supplemental disclosures:
Interest paid, net of capitalized interest	$(589)	$(601)
Income tax payments, net	$(212)	$(148)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2023	2022	2023	2022
Net operating revenues:
Ambulatory Care	$941	$806	$2,788	$2,315
Hospital Operations and other (prior to inter-segment eliminations)	3,919	3,778	11,740	11,221
Conifer
Tenet	109	116	321	342
Other clients	206	217	641	648
Total Conifer revenues	315	333	962	990
Inter-segment eliminations	(109)	(116)	(321)	(342)
Total	$5,066	$4,801	$15,169	$14,184

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$50	$49	$149	$143
Hospital Operations and other	1	2	6	8
Total	$51	$51	$155	$151

Adjusted EBITDA (including grant income):
Ambulatory Care	$370	$319	$1,080	$920
Hospital Operations and other	401	432	1,194	1,377
Conifer	83	90	255	275
Total	$854	$841	$2,529	$2,572

Adjusted EBITDA margins (including grant income):
Ambulatory Care	39.3%	39.6%	38.7%	39.7%
Hospital Operations and other	10.2%	11.4%	10.2%	12.3%
Conifer	26.3%	27.0%	26.5%	27.8%
Total	16.9%	17.5%	16.7%	18.1%

Adjusted EBITDA margins (excluding grant income):
Ambulatory Care	39.3%	39.6%	38.7%	39.6%
Hospital Operations and other	10.2%	10.0%	10.1%	10.9%
Conifer	26.3%	27.0%	26.5%	27.8%
Total	16.8%	16.4%	16.6%	17.0%

Capital expenditures:
Ambulatory Care	$20	$18	$58	$58
Hospital Operations and other	153	143	477	405
Conifer	3	4	8	9
Total	$176	$165	$543	$472

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2023	2022	2023	2022
Net income available to Tenet Healthcare Corporation common shareholders	$101	$131	$367	$309
Less:
Net income from discontinued operations	—	—	—	1
Net income from continuing operations	101	131	367	308
Impairment and restructuring charges, and acquisition-related costs	(47)	(24)	(84)	(97)
Litigation and investigation costs	(14)	(12)	(28)	(50)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	(1)	—	12	—
Loss from early extinguishment of debt	—	—	(11)	(109)
Tax and noncontrolling interests impact of above items	10	7	17	33
Adjusted net income available from continuing operations to common shareholders	$153	$160	$461	$531

Diluted earnings per share from continuing operations	$0.94	$1.16	$3.41	$2.81
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.45)	(0.22)	(0.80)	(0.86)
Litigation and investigation costs	(0.13)	(0.11)	(0.27)	(0.45)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	(0.01)	—	0.12	—
Loss from early extinguishment of debt	—	—	(0.10)	(0.97)
Tax and noncontrolling interests impact of above items	0.09	0.07	0.16	0.29
Adjusted diluted earnings per share from continuing operations	$1.44	$1.42	$4.30	$4.80

Weighted average basic shares outstanding (in thousands)	101,544	107,923	101,869	107,732
Weighted average dilutive shares outstanding (in thousands)	104,425	109,888	105,021	112,288

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2023	2022	2023	2022
Net income available to Tenet Healthcare Corporation common shareholders	$101	$131	$367	$309
Less:
Net income available to noncontrolling interests	(165)	(137)	(488)	(418)
Income from discontinued operations, net of tax	—	—	—	1
Income from continuing operations	266	268	855	726
Income tax expense	(79)	(112)	(243)	(297)
Loss from early extinguishment of debt	—	—	(11)	(109)
Other non-operating income, net	4	6	8	6
Interest expense	(227)	(222)	(674)	(671)
Operating income	568	596	1,775	1,797
Litigation and investigation costs	(14)	(12)	(28)	(50)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	(1)	—	12	—
Impairment and restructuring charges, and acquisition-related costs	(47)	(24)	(84)	(97)
Depreciation and amortization	(224)	(209)	(654)	(628)
Adjusted EBITDA	$854	$841	$2,529	$2,572

Net operating revenues	$5,066	$4,801	$15,169	$14,184

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.0%	2.7%	2.4%	2.2%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.9%	17.5%	16.7%	18.1%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

	2023
(Dollars in millions)	Q3	YTD
Net cash provided by operating activities	$503	$1,550
Purchases of property and equipment	(176)	(543)
Free cash flow – continuing operations	$327	$1,007

Net cash used in investing activities	$(169)	$(636)
Net cash used in financing activities	$(214)	$(718)

Net cash provided by operating activities	$503	$1,550
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(27)	(105)
Adjusted net cash provided by operating activities from continuing operations	530	1,655
Purchases of property and equipment	(176)	(543)
Adjusted free cash flow – continuing operations	$354	$1,112

	2022
(Dollars in millions)	Q3	YTD
Net cash provided by operating activities	$315	$662
Purchases of property and equipment	(165)	(472)
Free cash flow - continuing operations	150	190
Add back:
Medicare Advance Repayments	405	880
Free cash flow – continuing operations, excluding repayments of Medicare Advances	$555	$1,070

Net cash used in investing activities	$(302)	$(502)
Net cash used in financing activities	$(156)	$(1,316)

Net cash provided by operating activities	$315	$662
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(59)	(157)
Net cash used in operating activities from discontinued operations	(1)	(1)
Adjusted net cash provided by operating activities from continuing operations	375	820
Purchases of property and equipment	(165)	(472)
Adjusted free cash flow – continuing operations	210	348
Add back:
Medicare Advance Repayments	405	880
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances	$615	$1,228

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

	Fourth Quarter 2023		FY 2023
(Dollars in millions, except per share amounts)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$89	$174	$456	$541
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(38)	(13)	(150)	(125)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	12	12
Loss from early extinguishment of debt(2)	—	—	(11)	(11)
Tax and noncontrolling interests impact of above items	8	3	25	20
Adjusted net income available from continuing operations to common shareholders	$119	$184	$580	$645

Diluted earnings per share from continuing operations	$0.83	$1.64	$4.25	$5.06
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.37)	(0.13)	(1.43)	(1.19)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	0.11	0.11
Loss from early extinguishment of debt	—	—	(0.10)	(0.10)
Tax and noncontrolling interests impact of above items	0.08	0.03	0.24	0.19
Adjusted diluted earnings per share from continuing operations	$1.12	$1.74	$5.43	$6.05

Weighted average basic shares outstanding (in thousands)	102,000	102,000	102,000	102,000
Weighted average dilutive shares outstanding (in thousands)	105,000	105,000	105,000	105,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the debt repurchased or refinanced by the Company in 2023.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	Fourth Quarter 2023		FY 2023
(Dollars in millions)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$89	$174	$456	$541
Less:
Net income available to noncontrolling interests	(187)	(207)	(675)	(695)
Income tax expense	(77)	(92)	(320)	(335)
Interest expense	(231)	(221)	(905)	(895)
Loss from early extinguishment of debt(2)	—	—	(11)	(11)
Other non-operating income, net	2	7	10	15
Net gains on sales, consolidation and deconsolidation of facilities	—	—	12	12
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(38)	(13)	(150)	(125)
Depreciation and amortization	(216)	(236)	(870)	(890)
Adjusted EBITDA	$836	$936	$3,365	$3,465

Income from continuing operations	$89	$174	$456	$541
Net operating revenues	$5,131	$5,331	$20,300	$20,500
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	1.7%	3.3%	2.2%	2.6%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.3%	17.6%	16.6%	16.9%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the debt repurchased or refinanced by the Company in 2023.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2023
	Low	High
Net cash provided by operating activities	$1,800	$2,075
Purchases of property and equipment	(675)	(725)
Free cash flow – continuing operations	$1,125	$1,350

Net cash provided by operating activities	$1,800	$2,075
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(150)	(125)
Adjusted net cash provided by operating activities – continuing operations	1,950	2,200
Purchases of property and equipment	(675)	(725)
Adjusted free cash flow – continuing operations(2)	$1,275	$1,475

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.